SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 2005

(Date of earliest event reported)

CYBERSOURCE CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 965-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On January 5, 2005, CyberSource Corporation (the “Company”) became bound under the Second Amendment to Lease Agreement, dated December 30, 2004 (the “Amendment”), which amended the Lease Agreement, dated November 3, 1999, as amended (the “Lease Agreement”). The Company presently occupies its 72,000 square foot headquarters at 1295 Charleston Road, Mountain View, California pursuant to the terms of the Lease Agreement. The parties to the Amendment are the Company and SL Investments V, its landlord.

The Amendment, among other things, extends the term of the Lease Agreement, such that it will now expire on December 31, 2011. The Amendment also effects a reduction in rent payable under the Lease Agreement to $80,640.00 monthly, effective January 1, 2007 and continuing until December 31, 2011. The monthly installments of rent payable for periods prior to January 1, 2007 remain unchanged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see disclosure under Item 1.01 relating to the fact that the Company has become bound by the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Vice President of Finance

Date: January 10, 2005